SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2003
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

Item 5.  Other Events

Raymond James Financial, Inc. issued a press release, dated May 30, 2003, announcing its quarterly dividend on the Company's common stock, payable July 15, 2003 to shareholders of record on June 30, 2003. A copy of such press release is attached hereto as Exhibit 99.1.

Raymond James Financial, Inc. issued a press release, dated May 30, 2003, announcing Hardwick (Wick) Simmons, former chairman and CEO of the NASDAQ Stock Market, and H. William Habermeyer Jr., president and CEO of Progress Energy Florida, have been elected to the Raymond James Financial Board of Directors. A copy of such press release is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       May 30, 2003
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Release No. 503-4

May 30, 2003 FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL BOARD

DECLARES QUARTERLY DIVIDEND

ST. PETERSBURG, Fla. - The Raymond James Financial board of directors Thursday authorized a quarterly cash dividend of $0.09 per share, payable July 15 to shareholders of record June 30.

This is the 17th consecutive year in which Raymond James Financial has paid its shareholders a dividend.

Raymond James Financial, Inc. (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which together have more than 5,200 Financial Advisors in 2,200 locations throughout the United States, Canada and overseas. In addition, its asset management subsidiaries currently manage in excess of $16.3 billion.

For further information, please contact

Lawrence Silver, 727-567-1000, Ext. 35320.

Please visit the Raymond James Press Center at <http://www.RaymondJames.com/media.htm>.

Exhibit 99.2

Release No. 403-9 FOR IMMEDIATE RELEASE

May 30, 2003

WICK SIMMONS, WILLIAM HABERMYER

APPOINTED DIRECTORS OF

RAYMOND JAMES FINANCIAL

ST. PETERSBURG, Fla. - Hardwick (Wick) Simmons, former chairman and CEO of the NASDAQ Stock Market, and H. William Habermeyer Jr., president and CEO of Progress Energy Florida, have been elected to the Raymond James Financial Board of Directors.

The announcement was made by Thomas A. James, chairman and CEO, following the board's meeting Thursday.

"We are very pleased to be able to add two independent directors to our board who bring as much experience that relates to our primary businesses as Wick and Bill do," James added.

Prior to joining NASDAQ in 2001, Simmons served as president and CEO of Prudential Securities for more than a decade. He was also president of the Private Client Group at Shearson Lehman Brothers from 1983 to 1990.

Simmons is a former chairman of the Securities Industry Association, a former director of the Chicago Board of Options Exchange and a former president of the Bond Club of New York. He is a director and Executive Committee member of the New York City

Partnership and serves on the board of the National Academy Foundation.

A 1963 graduate of Harvard University, he received his M.B.A. from The Harvard Business School in 1966.

Habermeyer has been president and CEO of Progress Energy Florida (formerly Florida Power Corp.), one of two major utility subsidiaries of Progress Energy, since 2000. He joined CP&L, Progress Energy's other major utility holding, in 1993 after a 28-year career in the U.S. Navy. He retired from the Navy as a rear admiral.

A 1964 Graduate from the U.S. Naval Academy, Habermeyer received his master's degree in public administration from George Washington University in 1970.

Active in his community, Habermeyer is a vice chairman of Enterprise Florida and a board member of the Pinellas County Education Foundation, the Tampa Bay Partnership, the Florida Chamber of Commerce, University of South Florida Foundation, the Dali Museum, Boys and Girls Club of the Suncoast, Museum of Fine Arts - St. Petersburg and Florida Reliability Coordinating Council. He is also a member of the Florida Council of 100.

Simmons and Habermeyer join Ms. Angela M. Biever, president of Intel New Business Corp.; Jonathan A. Bulkley, of Bulkley Consulting; Harvard H. Hill Jr., managing general partner of Houston Partners; and Dr. Paul Marshall, professor of management at The Harvard Graduate School of Business Administration, as independent directors at Raymond James.

Internal directors include Francis (Bo) Godbold, vice chairman; Chet Helck, president and COO; James; and Kenneth A. Shields, president and CEO of Raymond James Ltd.

Raymond James Financial, Inc. (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have over 5,200 Financial Advisors in more than 2,100 locations throughout the United States, Canada and internationally, as well as through its asset management subsidiaries, which currently manage in excess of $16.3 billion.

For additional information, please contact

Lawrence Silver at 727-567-5329.

Please visit the Raymond James Press Center at http://www.RaymondJames.com/media.htm